EXHIBIT 24

LIMITED POWER OF ATTORNEY

The undersigned, in his or her capacity as a director or officer, or both, as the case may be, of CURO Group Holdings Corp., does hereby appoint Don Gayhardt, Roger Dean, Vin Thomas, and Tashia Rivard, and any of them severally, his or her attorney or attorneys with full power of substitution to execute in his or her name, in his or her capacity as a director or officer, or both, as the case may be, of CURO Group Holdings Corp., a Form S-8 Registration Statement for the CURO Group Holdings Corp. 2017 Incentive Plan, as amended, any and all pre-effective or post-effective amendments to such Registration Statement, and to file the same with all exhibits thereto and all other documents in connection therewith with the Securities and Exchange Commission.

Executed the dates set forth below.

/s/ Doug Rippel	/s/ Chad Faulkner
Doug Rippel	Chad Faulkner
June 17, 2021	June 17, 2021

/s/ Andrew Frawley	/s/ David Kirchheimer
Andrew Frawley	David Kirchheimer
June 17, 2021	June 17, 2021

/s/ Chris Masto	/s/ Mike McKnight
Chris Masto	Mike McKnight
June 17, 2021	June 17, 2021

/s/ Gillian Van Schaick	/s/ Elizabeth Webster
Gillian Van Schaick	Elizabeth Webster
June 17, 2021	June 17, 2021

/s/ Dale Williams	/s/ Karen Winterhof
Dale Williams	Karen Winterhof
June 17, 2021	June 17, 2021